Exhibit 99.1

Kearny Financial Corp. and MSB Financial Corp. Announce the Receipt of Shareholder and Regulatory Approvals for Acquisition

FAIRFIELD, N.J. and MILLINGTON, N.J., Thursday, May 28, 2020 – Kearny Financial Corp. (Nasdaq: KRNY) (“Kearny”) and MSB Financial Corp. (Nasdaq: MSBF) (“MSB”) jointly announced that the parties have received all the shareholder and regulatory approvals or waivers necessary to complete the merger of MSB into Kearny. The special meeting of MSB’s shareholders to approve the merger was held on May 28, 2020. At the MSB special meeting, shareholders also approved, on a non-binding advisory basis, the compensation that may become payable to the named executive officers of MSB in connection with the merger. The parties expect to close the merger early in the third calendar quarter of 2020, subject to the satisfaction of customary closing conditions.

The combined company is expected to have approximately $7.37 billion in assets and a network of 50 full service banking locations.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank which operates from its administrative headquarters in Fairfield, New Jersey, and a total of 46 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At March 31, 2020, Kearny Financial Corp. had approximately $6.8 billion in total assets. Kearny Bank was recently named to Forbes’ list of 100 Fastest Growing Companies.

About MSB Financial Corp.

MSB Financial Corp. is the holding company for Millington Bank, a state chartered savings bank headquartered in Millington, New Jersey. Millington Bank is a metropolitan, community-focused bank serving residents and businesses in its market area through four full-service branch offices located in northern New Jersey.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Kearny and MSB, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Kearny and MSB’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Kearny and MSB may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the merger may be greater than expected; the interest rate environment may further compress margins and adversely affect new interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s and MSB’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Kearny or MSB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny and MSB do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information, contact:

Kearny Financial Corp.

Craig Montanaro, President, Chief Executive Officer, and Director

(973) 244-4500

Keith Suchodolski, EVP and Chief Financial Officer

(973) 244-4500

MSB Financial Corp.

Michael Shriner, President and Chief Executive Officer

(908) 647-4000